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                                                                   Exhibit 10.30

                  MASTER COMMUNITY PARTNER PROGRAM AGREEMENT
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     This is a Master Community Partner Program Agreement ("Agreement"),
effective as of the 29th of January, 1999 (the "Effective Date"), by and between Adventist Health System Sunbelt Healthcare Corporation ("Adventist"), a Florida not-for-profit corporation, and Empower Health Corporation ("EHC"), a Texas corporation (individually a "party" and collectively, the "parties").

                                   RECITALS

     WHEREAS, EHC develops, markets and maintains an integrated suite of Internet enabled, consumer oriented software applications and services, including but not limited to, Dr. Koop's Personal Medical Record System, Dr. Koop's Community, electronic commerce and electronic data interchange services, and advertising and promotional services on the Internet at the wet site http://www.drkoop.com (collectively, the "EHC Web Site");

     WHEREAS, EHC offers a service to healthcare providers, under Community Partner Program Agreements, which enables such healthcare providers to associate themselves with the EHC Web Site through: (a) a series of co-branded pages located at a URL unique to the healthcare provider, which web pages are customized for the healthcare provider, and (b) the right to link from such co-branded pages to the EHC Web Site. Such co-branded healthcare provider sites are referred to as Partner Communities (individually, a "Partner Community"); and

     WHEREAS, Adventist desires to allow Adventist itself, its present and future subsidiaries and health care organizations who are present customers on HealthMagic, Inc.'s HealthCompass product (collectively the "Subscribing Organizations") to execute Subscribing Organizations Community Partner Program Agreements with EHC on a discounted basis, as well as allow other health care organizations ("Other Organizations") to execute Standard Community Partner Program Agreements with EHC.

     NOW, THEREFORE, in consideration for the obligations stated in this Agreement, and for other good and valuable consideration received by each of the parties, the parties hereto agree as follows:

1.   OFFER OF COMMUNITY PARTNER PROGRAM AGREEMENTS

     During the Term of this Agreement, and as further described in Section 3 below, EHC agrees to execute the Subscribing Organizations Community Partner Program Agreements (the "Subscriber CCP Agreements"), a form of which is attached to this Agreement as Exhibit A, with the Subscribing Organizations and the Standard Community Partner Program Agreements (the "Standard CCP Agreements"), as adjusted pursuant to Section 4(b) of this Agreement, with Other Organizations, a form of which is attached to this Agreement as Exhibit B. Subscriber

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Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
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CCP Agreements and Standard CCP Agreements shall collectively be referred to as
"Community Partner Agreements."

2.   PAYMENT BY ADVENTIST

     (a) In accordance with the terms and conditions of this Agreement, Adventist shall pay to EHC the sum of * * * upon execution of this Agreement in consideration for thirty-one (31) one year licenses for Community Partner Agreements, which licenses shall be divided, at Adventist's option, between Subscriber CPP Agreements and Standard CCP Agreements. In addition, Adventist shall have the right to offer the opportunity to enter into, and EHC agrees to execute, Subscriber CPP Agreements with additional (beyond 31) Subscribing Organizations (as "not Initial Subscribing Organizations") under the Subscriber CPP Agreement.

     (b) Once the total number of Subscriber CCP Agreements and Standard CCP Agreements entered into has collectively reached thirty-one (31) in number, Adventist may not offer additional Standard CCP Agreements to Other Organizations under the terms of this Agreement. Provided, however, that any Subscriber CCP Agreement terminated under Section 1.2 of the Subscriber CCP Agreement shall not count as one of the thirty-one Community Partner Agreements.

     (c)  * * *

3.   OTHER ORGANIZATIONS

     (a) When Adventist provides an Other Organization to enter into a Standard CCP Agreement, at rates to be determined by Adventist ("Other Organization Subscriber Rates"), upon execution of the Standard CCP Agreement and payment of the Other Organization Subscriber Rate to Adventist, if the Other Organization Subscriber Rate charged to the Other Organization is less than * * *, Adventist shall remit to EHC the difference between * * * and the Other Organization Subscriber Rate paid by the Other Organization. Notwithstanding the foregoing, Adventist shall obtain EHC's prior written consent before providing an Other Organization to enter into a Standard CCP Agreement, which consent shall not be unreasonably withheld or delayed and the sole justification for withholding such consent shall be on the basis of reasonably protecting the high quality of EHC's trademarks including the "Dr. Koop" name.

     (b) The Standard CCP Agreement, a form of which is attached to this Agreement as Exhibit B, shall be modified by the parties to create a Standard CPP Agreement to effectuate the provisions of this Agreement, specifically
Section 4(a).

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* * *   Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.   CONFIDENTIALITY

     (a) Either party (the "Disclosing Party") may from time to time disclose Confidential Information to the other party (the "Recipient"). "Confidential Information" means non-public information belonging to or in the possession or control of a party which is of a confidential, proprietary or trade secret nature that is furnished or disclosed to the other party under the Agreement:
(i) in tangible form and marked or designated in writing in a manner to indicate its confidential, proprietary or trade secret nature, or (ii) in intangible form and subsequently identified as confidential, proprietary or trade secret in a writing provided to the receiving party within thirty (30) business days after disclosure. During the term of this Agreement and for a period of two (2) years thereafter, Recipient will keep in confidence and trust and will not disclose or disseminate, or permit any employee, agent or other person working under Recipient's direction to disclose or disseminate, the existence, source, content or substance of any Confidential Information to any other person. Recipient will employ at least the same methods and degree of care, but no less than a reasonable degree of care, to prevent disclosure of the Confidential Information as Recipient employs with respect to its own confidential patent data, trade secrets and proprietary information. Recipient's employees and independent contractors will be given to the Confidential Information only on a need-to-know basis, and only if they have executed a form of non-disclosure agreement with Recipient which imposes a duty to maintain the confidentiality of information identified or described as confidential by Recipient and after Recipient has expressly informed them of the confidential nature of the Confidential Information. Recipient will not copy or load any of the Confidential Information onto any computing device or store the Confidential Information electronically except in circumstances in which Recipient has taken reasonable precautions to prevent access to the information stored on such device or electronic storage facility by anyone other than the persons entitled to receive the Confidential Information hereunder. Notwithstanding the foregoing, confidential information does not include information that the receiving party can establish (i) was, at the time of disclosure to it, in the public domain, (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving party, (iii) was in possession of the receiving party at the time of disclosure to it, as established by documentary evidence, (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information, or (v) is legally required to be disclosed pursuant to a judicial order.

     (b) The obligation of confidentiality set forth in this Section 5 will survive the termination or expiration of this Agreement.

5.   LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA, LOSS OF BUSINESS OR OTHER LOSS ARISING OUT OR RESULTING FROM THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE

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POSSIBILITY OF SUCH DAMAGES. Each party will be liable for direct damages only, in an amount not to exceed, in the aggregate for all claims, * * *.

6.   TERM AND TERMINATION

     This Agreement will commence on the Effective Date and continue for three
(3) years (the "Term").

7.   NOTICES

     Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to be given upon (i) delivery in person, (ii) five (5) days after being deposited in the mail, postage prepaid, for mailing by certified or registered mail, (iii) one (1) day after being deposited with an overnight courier, charges prepaid, or (iv) when transmitted by facsimile, with a copy simultaneously sent as provided in clause (iii), in every case as follows:

        For EHC:                            For Adventist:

          Empower Health Corporation          111 North Orlando Avenue
          8920 Business Park Drive            Winter Park, Florida 32789-3675
          Austin, Texas 78759
                                              Attn:  Calvin Wiese
          Attn:  Chief Financial Officer      407.975.1458 (facsimile)

or to such other address or addresses as may be specified in writing at any time or from time to time by any party to the other parties hereto.

8.   GENERAL

     (a) This Agreement constitutes the entire understanding and agreement between the parties, and supersedes all previous agreements (whether written or oral) concerning the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.

     (b) Neither party may assign this Agreement nor any interest in this Agreement without the prior written consent of the other party except that either party may assign or transfer this Agreement without the consent of the other party to an entity which acquires all or substantially all of the assets of the assigning party or to any subsidiary or affiliate or successor in a merger or acquisition of the assigning party.

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* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     (c) Any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective rights or obligations of the parties hereto shall be settled and determined by arbitration in Austin, Texas before a panel of one (1) arbitrator pursuant to the Commercial Rules then in effect of the American Arbitration Association. Each party shall have no longer than three (3) days to present its position. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The parties agree that the arbitrators shall have the powers to award damages, injunctive relief and reasonable attorneys' fees and expenses to any party in such arbitration.

     (d) This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, but without giving effect to its laws or rules relating to conflicts of laws.

     (e) Except as may be required by applicable laws and regulations or a court of competent jurisdiction, or as required to meet credit and financing arrangements, or as required or appropriate in the reasonable judgment of either party to satisfy the disclosure requirements of an applicable securities law or regulation or any applicable accounting standard, neither party shall make any public release respecting this Agreement and the terms hereof without the prior consent of the other party.

     (f) Neither party hereto shall be in default hereunder by reason of its delay in the performance or failure to perform any of its obligations hereunder for any event, circumstances, or cause beyond its control such as, but not limited to, acts of God, strikes, lock-outs, general governmental orders or restrictions, war, threat of war, hostilities, revolution, riots, epidemics, power shortages, fire, earthquake, or flood. The party affected by any such event shall notify the other party within a maximum period of fifteen (15) days from its occurrence. The performance of this Agreement shall then be suspended for as long as any such event shall prevent the affected party from performing its obligations under this Agreement. If such suspension continues for more than 30 days, the other party may immediately terminate this Agreement and EHC will remit a pro-rata refund of the fees paid by Customer.

     (g) The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     (h) The headings of the articles and several paragraphs of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (i) The waiver of a default hereunder by one party may be effected only by a written acknowledgment signed by the other party and shall not constitute a waiver of any other default. The failure of either party to enforce any right or remedy for any one default shall not be deemed a waiver of said right or remedy if the other party persists in such default or commits any other default, nor shall such failure in any way affect the validity of this Agreement or any part hereof.

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     (j) Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a partnership, joint venture or formal business entity of any kind; and the rights and obligations of the parties shall be limited to those expressly set forth herein. With the exception of Section 3(c) above, there are no intended third party beneficiaries of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date set forth in the introductory paragraph of this Agreement.

Adventist Health System Sunbelt         Empower Health Corporation ("EHC")
Healthcare Corporation ("Adventist")

/s/ Calvin W. Wiese                     /s/ D. Hackett
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(Signature)                             (Signature)

Calvin W. Wiese                         Donald Hackett
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(Name Printed)                          (Name Printed)

Senior Vice President                   CEO
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(Title)                                 (Title)


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